Exhibit 99.2

Certification Pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350)

          The undersigned, as the Chief Executive Officer of CNB Holdings, Inc., certifies that the Quarterly Report on Form 10-QSB for the period ended March 31, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of CNB Holdings, Inc. at the dates and for the periods indicated. The forgoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose.

          Dated this 13th day of May, 2003.

/s/ DANNY F. DUKES

Danny F. Dukes, Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)